Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Susan Henderson
(717) 975-5809	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2019 Second Quarter Results

•            Second Quarter Net Loss from Continuing Operations of $352.3 Million or $0.33 Per Share, Compared to the Prior Year Second Quarter Net Income of $188.4 Million or $0.18 Per Share

•                  Second Quarter Net Loss includes $282.6 Million of Intangible Asset Impairment Charges, Net of Tax

•                  Prior Year Second Quarter Net Income Includes Receipt of a $325 Million Merger Termination Fee from Walgreen’s Boots Alliance

•            Second Quarter Adjusted Net Loss from Continuing Operations of $7.9 million or $0.01 Per Share, Compared to the Prior Year Second Quarter Adjusted Net Income of $17.4 Million or $0.02 Per Share

•            Second Quarter Adjusted EBITDA from Continuing Operations of $148.6 Million, Compared to the Prior Year Adjusted EBITDA from Continuing Operations of $136.9 Million and Prior Year Pro-forma Adjusted EBITDA from Continuing Operations of $160.9 Million

•            Rite Aid Confirms Fiscal 2019 Outlook for Adjusted EBITDA, Revenues and Same Store Sales

•            Rite Aid Separately Announces Governance Changes and the Nomination of Three New Independent Directors

CAMP HILL, Pa. (Sept. 27, 2018) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its second fiscal quarter ended September 1, 2018.

For the second quarter, the company reported net loss from continuing operations of $352.3 million, or $0.33 per share, Adjusted net loss from continuing operations of $7.9 million, or $0.01 per share, and Adjusted EBITDA from continuing operations of $148.6 million, or 2.7 percent of revenues.

“During the quarter, we have been hard at work accelerating our standalone strategy to capitalize on key opportunities to grow our business,” said Rite Aid Chairman and CEO John Standley. “These efforts helped us drive significant improvement in front-end and pharmacy comparable stores sales and exceed our plans for script count growth. With our trusted brand of health and wellness, highly popular customer loyalty program, innovative Wellness format and expanding offering of health and wellness services, we have a strong foundation for growth.”

“While we have important work ahead of us, we also have full confidence in our strategy, our team and our company to succeed in building significant momentum for the future as we continue to work to meet the evolving needs of our customers and create value for our shareholders,” Standley added.

-MORE-

Second Quarter Summary

Revenues from continuing operations for the quarter were $5.4 billion compared to revenues from continuing operations of $5.3 billion in the prior year’s second quarter. Retail Pharmacy Segment revenues were $3.9 billion and increased 0.2 percent compared to the prior year period due to an increase in same store sales, partially offset by a reduction in store count. Revenues in the Pharmacy Services Segment were $1.6 billion, an increase of 4.6 percent compared to the prior year period, which was due to an increase in Medicare Part D membership.

Same store sales from Retail Pharmacy continuing operations for the quarter increased 1.0 percent compared to the prior year, consisting of a 1.6 percent increase in pharmacy sales and 0.1 percent decrease in front-end sales. Pharmacy sales included an approximate 107 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 1.1 percent compared to the prior year period. Prescription sales from continuing operations accounted for 66.4 percent of total drugstore sales.

Net loss from continuing operations was $352.3 million or $0.33 per share compared to last year’s second quarter net income from continuing operations of $188.4 million or $0.18 per share. The company’s net loss in the quarter ended September 1, 2018 was due primarily to a charge of $282.6 million, net of tax, for the impairment of intangible assets, including goodwill, related to our Pharmacy Services Segment. The company’s net income in the quarter ended September 2, 2017 was positively impacted by the receipt of the $325.0 million merger termination fee from Walgreens Boots Alliance, Inc. (Nasdaq: WBA) for the termination of the merger agreement. Also impacting results was an increase in lease termination and impairment charges, merger and acquisition related costs and a litigation settlement, offset by an increase in Adjusted EBITDA.

Adjusted EBITDA from continuing operations was $148.6 million or 2.7 percent of revenues for the second quarter compared to Adjusted EBITDA from continuing operations of $136.9 million or 2.6 percent of revenues for the same period last year, an increase of $11.7 million. Adjusted EBITDA for the second quarter included $23.2 million of fees under the Transition Services Agreement (The “TSA”) with WBA. Prior year Adjusted EBITDA from continuing operations does not include $24.0 million of fees that would have been earned if all of the stores that were sold to WBA were supported under the TSA for that period. Fiscal 2018 second quarter Pro-forma Adjusted EBITDA from continuing operations would have been $160.9 million after adjusting for these fees. Second quarter Adjusted EBITDA from continuing operations declined $12.3 million compared to the prior year Pro-forma Adjusted EBITDA from continuing operations for the same period. The retail pharmacy segment Adjusted EBITDA from continuing operations decreased $8.0 million compared to the prior year Pro Forma Adjusted EBITDA from continuing operations due to a decline in pharmacy gross profit, which was driven by a decline in reimbursement rates which we were unable to fully offset with generic drug purchasing efficiencies and script growth. The pharmacy services segment Adjusted EBITDA decreased $4.3 million due to margin compression in the company’s commercial business and other operating investments to support current year and future growth.

In the second quarter, the company remodeled 33 stores, bringing the total number of wellness stores chainwide to 1,726. During the second quarter, the company closed 8 stores and opened 1 store, resulting in a total store count of 2,526 at the end of the second quarter.

Outlook for Fiscal 2019

Rite Aid is confirming its fiscal 2019 outlook for revenues, same store sales, Adjusted EBITDA and capital expenditures. Rite Aid expects revenues to be between $21.7 billion and $22.1 billion in fiscal 2019 with same store sales expected to range from an increase of 0.0 percent to 1.0 percent over fiscal 2018. Adjusted EBITDA (which is reconciled to net loss in the attached table) is expected to be between $540.0 million and $590.0 million. Capital expenditures are expected to be approximately $250 million.

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Net loss is now expected to be between $440 million and $485 million, which is higher than previously announced due primarily to the impairment charges incurred this quarter. Additionally, during the second quarter of fiscal 2019, we modified our definition of adjusted net (loss) income to reflect the add back of all amortization rather than the amortization of EnvisionRx intangible assets only. After giving effect to the change in our definition, adjusted net (loss) income per share is now expected to be between a loss of $0.03 and income of $0.01.

Governance and Board Changes

As announced in a separate press release today, Rite Aid is making changes to its Board composition and governance structure, including the nomination of three new independent directors and the separation of the positions of Chairman and Chief Executive Officer. The changes follow the Board’s ongoing engagement with Rite Aid’s stockholders and strengthen and enhance the Board’s governance oversight consistent with the company’s commitment to align its interests with those of its stockholders.

As part of the changes, Robert E. Knowling, Jr., Louis P. Miramontes and Arun Nayar will stand for election at the 2018 Annual Meeting of Stockholders, replacing current Rite Aid Directors David Jessick, Myrtle Potter and Frank Savage, who will not stand for re-election. In addition, current director Bruce G. Bodaken will hold the position of Chairman, effective at the Annual Meeting.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed at www.riteaid.com in the conference call section of investor information. A playback of the call will also be available by telephone beginning at 12:00 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Sept. 30, 2018. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 4074799.

Rite Aid is one of the nation’s leading drugstore chains with 2,526 stores in 19 states. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s outlook for fiscal 2019; the expected timing and the ability to complete the subsequent closings of the sale of the remaining Rite Aid distribution centers and related assets to WBA; Rite Aid’s competitive position and ability to implement new strategies following completion of such transaction with WBA and following the termination of the proposed merger with Albertsons Companies, Inc. (“ACI”); and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions;

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our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the pending sale of the remaining Rite Aid distribution centers and related assets to WBA, including the possibility that the transactions may not close, or the business of Rite Aid may suffer as a result of uncertainty surrounding the pending transactions; risks resulting from the termination of the proposed merger with ACI, including the risk that the termination could have an adverse effect on Rite Aid’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers and on our operating results and businesses generally; the risk of litigation related to the termination of the merger agreement with ACI or the proposed merger; and potential changes to our strategy following the termination of the proposed merger with ACI, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA and Pro-Forma Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA and Pro-Forma Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, loss on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, loss on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. We further note that the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid’s results as if the company was on a FIFO inventory basis.

Rite Aid believes that Pro Forma Adjusted EBITDA is beneficial to investors to reflect what Rite Aid’s financial results would have been had it received all of the fees that it would have earned pursuant to the TSA with WBA for the relevant period. Rite Aid defines Pro Forma Adjusted EBITDA as Adjusted EBITDA plus the fees that would have been earned under the TSA with WBA for the relevant period, and in order to improve comparability.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 1, 2018	March 3, 2018
ASSETS
Current assets:
Cash and cash equivalents	$132,468	$447,334
Accounts receivable, net	2,039,605	1,869,100
Inventories, net of LIFO reserve of $594,413 and $581,090	1,848,287	1,799,539
Prepaid expenses and other current assets	169,313	181,181
Current assets held for sale	181,989	438,137
Total current assets	4,371,662	4,735,291
Property, plant and equipment, net	1,350,735	1,431,246
Goodwill	1,108,135	1,421,120
Other intangibles, net	480,520	590,443
Deferred tax assets	635,127	594,019
Other assets	219,489	217,208
Total assets	$8,165,668	$8,989,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$18,668	$20,761
Accounts payable	1,733,989	1,651,363
Accrued salaries, wages and other current liabilities	938,940	1,231,736
Current liabilities held for sale	—	560,205
Total current liabilities	2,691,597	3,464,065
Long-term debt, less current maturities	3,481,741	3,340,099
Lease financing obligations, less current maturities	26,537	30,775
Other noncurrent liabilities	509,843	553,378
Total liabilities	6,709,718	7,388,317

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	1,066,050	1,067,318
Additional paid-in capital	4,859,462	4,850,712
Accumulated deficit	(4,435,741)	(4,282,471)
Accumulated other comprehensive loss	(33,821)	(34,549)
Total stockholders’ equity	1,455,950	1,601,010
Total liabilities and stockholders’ equity	$8,165,668	$8,989,327

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended September 1, 2018	Thirteen weeks ended September 2, 2017
Revenues	$5,421,362	$5,345,011
Costs and expenses:
Cost of revenues	4,260,211	4,183,338
Selling, general and administrative expenses	1,153,991	1,141,844
Lease termination and impairment charges	39,609	3,113
Goodwill and intangible asset impairment charges	375,190	—
Interest expense	56,233	50,857
Walgreens Boots Alliance merger termination fee	—	(325,000)
Gain on sale of assets, net	(4,965)	(14,951)

	5,880,269	5,039,201

(Loss) income from continuing operations before income taxes	(458,907)	305,810
Income tax (benefit) expense	(106,559)	117,450
Net (loss) income from continuing operations	(352,348)	188,360
Net loss from discontinued operations, net of tax	(6,792)	(17,644)
Net (loss) income	$(359,140)	$170,716

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net (loss) income from continuing operations attributable to common stockholders - basic and diluted	$(352,348)	$188,360
Net loss from discontinued operations attributable to common stockholders - basic and diluted	(6,792)	(17,644)
(Loss) income attributable to common stockholders - basic and diluted	$(359,140)	$170,716

Denominator:
Basic weighted average shares	1,056,464	1,048,548
Outstanding options and restricted shares, net	—	18,668
Diluted weighted average shares	1,056,464	1,067,216

Basic and diluted (loss) income per share
Continuing operations	$(0.33)	$0.18
Discontinued operations	$(0.01)	$(0.02)
Net basic and diluted (loss) income per share	$(0.34)	$0.16

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended September 1, 2018	Twenty-six weeks ended September 2, 2017
Revenues	$10,809,852	$10,781,534
Costs and expenses:
Cost of revenues	8,479,952	8,457,918
Selling, general and administrative expenses	2,306,618	2,302,784
Lease termination and impairment charges	49,468	7,151
Goodwill and intangible asset impairment charges	375,190	—
Interest expense	119,025	101,857
Loss on debt retirements, net	554	—
Walgreens Boots Alliance merger termination fee	—	(325,000)
Gain on sale of assets, net	(10,824)	(20,828)

	11,319,983	10,523,882

(Loss) income from continuing operations before income taxes	(510,131)	257,652
Income tax (benefit) expense	(116,056)	105,329
Net (loss) income from continuing operations	(394,075)	152,323
Net income (loss) from discontinued operations, net of tax	249,351	(56,956)
Net (loss) income	$(144,724)	$95,367

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net (loss) income from continuing operations attributable to common stockholders - basic and diluted	$(394,075)	$152,323
Net income (loss) from discontinued operations attributable to common stockholders - basic and diluted	249,351	(56,956)
(Loss) income attributable to common stockholders - basic and diluted	$(144,724)	$95,367

Denominator:
Basic weighted average shares	1,055,424	1,047,687
Outstanding options and restricted shares, net	—	22,597
Diluted weighted average shares	1,055,424	1,070,284

Basic and diluted (loss) income per share
Continuing operations	$(0.37)	$0.14
Discontinued operations	$0.23	$(0.05)
Net basic and diluted (loss) income per share	$(0.14)	$0.09

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended September 1, 2018	Thirteen weeks ended September 2, 2017

OPERATING ACTIVITIES:
Net (loss) income	$(359,140)	$170,716
Net loss from discontinued operations, net of tax	(6,792)	(17,644)
Net (loss) income from continuing operations	$(352,348)	$188,360
Adjustments to reconcile to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	89,743	95,655
Lease termination and impairment charges	39,609	3,113
Goodwill and intangible asset impairment charges	375,190	—
LIFO charge	3,358	3,436
Gain on sale of assets, net	(4,965)	(14,951)
Stock-based compensation expense	5,215	6,324
Changes in deferred taxes	(112,452)	103,010
Changes in operating assets and liabilities:
Accounts receivable	(129,565)	(54,137)
Inventories	(62,751)	(55,522)
Accounts payable	(17)	93,584
Other assets	(18,334)	(33,395)
Other liabilities	(117,271)	(87,773)
Net cash (used in) provided by operating activities of continuing operations	(284,588)	247,704
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(44,594)	(40,791)
Intangible assets acquired	(6,864)	(4,158)
Proceeds from insured loss	—	1,490
Proceeds from dispositions of assets and investments	5,813	8,768
Net cash used in investing activities of continuing operations	(45,645)	(34,691)
FINANCING ACTIVITIES:
Net proceeds from (payments to) revolver	1,145,000	(100,000)
Principal payments on long-term debt	(2,640)	(883)
Change in zero balance cash accounts	(18,184)	(18,579)
Net proceeds from the issuance of common stock	392	68
Payments for taxes related to net share settlement of equity awards	(2,244)	(3,924)
Net cash provided by (used in) financing activities of continuing operations	1,122,324	(123,318)
Cash flows from discontinued operations:
Operating activities of discontinued operations	12,047	(42,607)
Investing activities of discontinued operations	—	(19,613)
Financing activities of discontinued operations	(818,762)	(2,946)
Net cash used in discontinued operations	(806,715)	(65,166)
(Decrease) increase in cash and cash equivalents	(14,624)	24,529
Cash and cash equivalents, beginning of period	147,092	214,449
Cash and cash equivalents, end of period	$132,468	$238,978

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended September 1, 2018	Twenty-six weeks ended September 2, 2017

OPERATING ACTIVITIES:
Net (loss) income	$(144,724)	$95,367
Net income (loss) from discontinued operations, net of tax	249,351	(56,956)
Net (loss) income from continuing operations	$(394,075)	$152,323
Adjustments to reconcile to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	184,272	196,684
Lease termination and impairment charges	49,468	7,151
Goodwill and intangible asset impairment charges	375,190	—
LIFO charge	13,324	13,609
Gain on sale of assets, net	(10,824)	(20,828)
Stock-based compensation expense	10,246	15,362
Loss on debt retirements, net	554	—
Changes in deferred taxes	(124,807)	64,850
Changes in operating assets and liabilities:
Accounts receivable	(323,724)	(88,748)
Inventories	(31,650)	(27,454)
Accounts payable	207,943	59,271
Other assets	(11,232)	(14,262)
Other liabilities	(245,587)	(62,485)
Net cash (used in) provided by operating activities of continuing operations	(300,902)	295,473
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(92,565)	(79,116)
Intangible assets acquired	(20,519)	(9,679)
Proceeds from insured loss	—	3,627
Proceeds from dispositions of assets and investments	15,729	17,407
Proceeds from sale-leaseback transactions	2,587	—
Net cash used in investing activities of continuing operations	(94,768)	(67,761)
FINANCING ACTIVITIES:
Net proceeds from (payments to) revolver	1,335,000	(190,000)
Principal payments on long-term debt	(433,746)	(4,386)
Change in zero balance cash accounts	(17,101)	10,189
Net proceeds from the issuance of common stock	1,302	215
Payments for taxes related to net share settlement of equity awards	(2,244)	(4,071)
Financing fees paid for early debt redemption	(13)	—
Net cash provided by (used in) financing activities of continuing operations	883,198	(188,053)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(62,003)	2,358
Investing activities of discontinued operations	603,402	(44,739)
Financing activities of discontinued operations	(1,343,793)	(3,710)
Net cash used in discontinued operations	(802,394)	(46,091)
Decrease in cash and cash equivalents	(314,866)	(6,432)
Cash and cash equivalents, beginning of period	447,334	245,410
Cash and cash equivalents, end of period	$132,468	$238,978

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended September 1, 2018	Thirteen weeks ended September 2, 2017

Retail Pharmacy Segment
Revenues from continuing operations (a)	$3,911,512	$3,901,842
Cost of revenues from continuing operations (a)	2,859,875	2,843,431
Gross profit from continuing operations	1,051,637	1,058,411
LIFO charge from continuing operations	3,358	3,436
FIFO gross profit from continuing operations	1,054,995	1,061,847

Gross profit as a percentage of revenues - continuing operations	26.89%	27.13%
LIFO charge as a percentage of revenues - continuing operations	0.09%	0.09%
FIFO gross profit as a percentage of revenues - continuing operations	26.97%	27.21%

Selling, general and administrative expenses from continuing operations	1,068,944	1,066,411
Selling, general and administrative expenses as a percentage of revenues - continuing operations	27.33%	27.33%

Cash interest expense	52,295	105,207
Non-cash interest expense	3,938	5,434
Total interest expense	56,233	110,641
Interest expense - continuing operations	56,233	50,237
Interest expense - discontinued operations	—	60,404

Adjusted EBITDA - continuing operations	103,618	87,627
Adjusted EBITDA as a percentage of revenues - continuing operations	2.65%	2.25%

Pharmacy Services Segment
Revenues (a)	$1,561,811	$1,492,831
Cost of revenues (a)	1,452,297	1,389,569
Gross profit	109,514	103,262

Gross profit as a percentage of revenues	7.01%	6.92%

Adjusted EBITDA	44,963	49,275
Adjusted EBITDA as a percentage of revenues	2.88%	3.30%

(a) - Revenues and cost of revenues include $51,961 and $49,662 of inter-segment activity for the thirteen weeks ended September 1, 2018 and September 2, 2017, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING  INFORMATION

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended September 1, 2018	Twenty-six weeks ended September 2, 2017

Retail Pharmacy Segment
Revenues from continuing operations (a)	$7,809,277	$7,874,193
Cost of revenues from continuing operations (a)	5,688,183	5,758,811
Gross profit from continuing operations	2,121,094	2,115,382
LIFO charge from continuing operations	13,324	13,609
FIFO gross profit from continuing operations	2,134,418	2,128,991

Gross profit as a percentage of revenues - continuing operations	27.16%	26.86%
LIFO charge as a percentage of revenues - continuing operations	0.17%	0.17%
FIFO gross profit as a percentage of revenues - continuing operations	27.33%	27.04%

Selling, general and administrative expenses from continuing operations	2,133,331	2,148,452
Selling, general and administrative expenses as a percentage of revenues - continuing operations	27.32%	27.28%

Cash interest expense	115,196	209,630
Non-cash interest expense	8,444	10,910
Total interest expense	123,640	220,540
Interest expense - continuing operations	119,025	101,199
Interest expense - discontinued operations	4,615	119,341

Adjusted EBITDA - continuing operations	207,747	165,078
Adjusted EBITDA as a percentage of revenues - continuing operations	2.66%	2.10%

Pharmacy Services Segment
Revenues (a)	$3,104,573	$3,006,072
Cost of revenues (a)	2,895,767	2,797,838
Gross profit	208,806	208,234

Gross profit as a percentage of revenues	6.73%	6.93%

Adjusted EBITDA	78,826	97,874
Adjusted EBITDA as a percentage of revenues	2.54%	3.26%

(a)  -    Revenues and cost of revenues include $103,998 and $98,731 of inter-segment activity for the twenty-six weeks ended September 1, 2018 and September 2, 2017, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended September 1, 2018	Thirteen weeks ended September 2, 2017

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income - continuing operations	$(352,348)	$188,360
Adjustments:
Interest expense	56,233	50,857
Income tax (benefit) expense	(106,559)	117,450
Depreciation and amortization	89,743	95,655
LIFO charge	3,358	3,436
Lease termination and impairment charges	39,609	3,113
Goodwill and intangible asset impairment charges	375,190	—
Merger and Acquisition-related costs	19,031	9,632
Stock based compensation expense	5,215	6,324
Inventory write-downs related to store closings	1,300	1,348
Litigation settlement	18,000	—
Gain on sale of assets, net	(4,965)	(14,951)
Walgreens Boots Alliance merger termination fee	—	(325,000)
Other	4,774	678
Adjusted EBITDA - continuing operations	$148,581	$136,902
Percent of revenues - continuing operations	2.74%	2.56%

Pro-forma Adjustments:
Adjustment to reflect a full TSA fee	—	24,000
Pro Forma Adjusted EBITDA - continuing operations	$148,581	$160,902

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Twenty-six weeks ended September 1, 2018	Twenty-six weeks ended September 2, 2017

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income - continuing operations	$(394,075)	$152,323
Adjustments:
Interest expense	119,025	101,857
Income tax (benefit) expense	(116,056)	105,329
Depreciation and amortization	184,272	196,684
LIFO charge	13,324	13,609
Lease termination and impairment charges	49,468	7,151
Goodwill and intangible asset impairment charges	375,190	—
Loss on debt retirements, net	554	—
Merger and Acquisition-related costs	26,219	10,848
Stock based compensation expense	10,246	15,362
Inventory write-downs related to store closings	5,133	3,766
Litigation settlement	18,000	—
Gain on sale of assets, net	(10,824)	(20,828)
Walgreens Boots Alliance merger termination fee	—	(325,000)
Other	6,097	1,851
Adjusted EBITDA - continuing operations	$286,573	$262,952
Percent of revenues - continuing operations	2.65%	2.44%

Pro-forma Adjustments:
Adjustment to reflect a full TSA fee	—	48,000
Pro Forma Adjusted EBITDA - continuing operations	$286,573	$310,952

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended September 1, 2018	Thirteen weeks ended September 2, 2017

Net (loss) income from continuing operations	$(352,348)	$188,360
Add back - Income tax (benefit) expense	(106,559)	117,450
(Loss) income before income taxes - continuing operations	(458,907)	305,810

Adjustments:
Amortization expense	32,500	36,321
LIFO charge	3,358	3,436
Goodwill and intangible asset impairment charges	375,190	—
Merger and Acquisition-related costs	19,031	9,632
Litigation settlement	18,000	—
Walgreens Boots Alliance merger termination fee	—	(325,000)

Adjusted (loss) income before income taxes - continuing operations	(10,828)	30,199

Adjusted income tax (benefit) expense (a)	(2,951)	12,838
Adjusted net (loss) income from continuing operations	$(7,877)	$17,361

Adjusted net (loss) income per diluted share - continuing operations:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income from continuing operations	$(7,877)	$17,361

Denominator:
Basic weighted average shares	1,056,464	1,048,548
Outstanding options and restricted shares, net	—	18,668
Diluted weighted average shares	1,056,464	1,067,216

Net (loss) income from continuing operations per diluted share - continuing operations	$(0.33)	$0.18

Adjusted net (loss) income per diluted share - continuing operations	$(0.01)	$0.02

(a)   The fiscal year 2019 and 2018 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of certain state NOL’s, state credits and valuation allowance, was used for the thirteen weeks ended September 1, 2018 and September 2, 2017, respectively.  Note also that the federal tax rate for the thirteen weeks ended September 1, 2018 is 21% compared to 35% for the thirteen weeks ended September 2, 2017.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended September 1, 2018	Twenty-six weeks ended September 2, 2017

Net (loss) income from continuing operations	$(394,075)	$152,323
Add back - Income tax (benefit) expense	(116,056)	105,329
(Loss) income before income taxes - continuing operations	(510,131)	257,652

Adjustments:
Amortization expense	67,900	77,283
LIFO charge	13,324	13,609
Goodwill and intangible asset impairment charges	375,190	—
Loss on debt retirements, net	554	—
Merger and Acquisition-related costs	26,219	10,848
Litigation settlement	18,000	—
Walgreens Boots Alliance merger termination fee	—	(325,000)

Adjusted (loss) income before income taxes - continuing operations	(8,944)	34,392

Adjusted income tax (benefit) expense (a)	(2,437)	14,621
Adjusted net (loss) income from continuing operations	$(6,507)	$19,771

Adjusted net (loss) income per diluted share - continuing operations:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income from continuing operations	$(6,507)	$19,771

Denominator:
Basic weighted average shares	1,055,424	1,047,687
Outstanding options and restricted shares, net	—	22,597
Diluted weighted average shares	1,055,424	1,070,284

Net (loss) income from continuing operations per diluted share - continuing operations	$(0.37)	$0.14

Adjusted net (loss) income per diluted share - continuing operations	$(0.01)	$0.02

(a)         The fiscal year 2019 and 2018 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of certain state NOL’s, state credits and valuation allowance, was used for the twenty-six weeks ended September 1, 2018 and September 2, 2017, respectively.  Note also that the federal tax rate for the twenty-six weeks ended September 1, 2018 is 21% compared to 35% for the twenty six weeks ended September 2, 2017.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2019

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Total Revenues	$21,700,000	$22,100,000

Same store sales	0.00%	1.00%

Gross Capital Expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(485,000)	$(440,000)
Adjustments:
Interest expense	215,000	215,000
Income tax benefit	(130,000)	(125,000)
Depreciation and amortization	375,000	375,000
LIFO charge	35,000	35,000
Lease termination and impairment charges	60,000	60,000
Goodwill and intangible asset impairment charges	375,000	375,000
Merger and Acquisition-related costs	34,000	34,000
Litigation settlement	18,000	18,000
Other	43,000	43,000
Adjusted EBITDA	$540,000	$590,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET (LOSS) INCOME GUIDANCE

YEAR ENDING MARCH 2, 2019

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Net loss	$(485,000)	$(440,000)
Add back - income tax benefit	(130,000)	(125,000)
Loss before income taxes	(615,000)	(565,000)

Adjustments:
Amortization expense	120,000	120,000
LIFO charge	35,000	35,000
Goodwill and intangible asset impairment charges	375,000	375,000
Merger and Acquisition-related costs	34,000	34,000
Litigation settlement	18,000	18,000

Adjusted (loss) income before adjusted income taxes	(33,000)	17,000

Adjusted income tax (benefit) expense	(8,000)	4,000
Adjusted net (loss) income	$(25,000)	$13,000

Diluted adjusted net (loss) income per share	$(0.03)	$0.01